AMENDMENT NO. 3
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Agreement”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Funds Group, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
WITNESSETH:
     WHEREAS, AIM Funds group is now named AIM Funds Group (Invesco Funds Group); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Basic Balanced Fund	Invesco Basic Balanced Fund
AIM European Small Company Fund	Invesco European Small Company Fund
AIM Global Core Equity Fund	Invesco Global Core Equity Fund
AIM International Small Company Fund	Invesco International Small Company Fund
AIM Mid Cap Basic Value Fund	Invesco Mid Cap Basic Value Fund
AIM Select Equity Fund	Invesco Select Equity Fund
AIM Small Cap Equity Fund	Invesco Small Cap Equity Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Funds Group in the Contract are hereby deleted and replaced with AIM Funds Group (Invesco Funds Group).
2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Invesco Basic Balanced Fund
Invesco European Small Company
Invesco Global Core Equity Fund
Invesco International Small Company Fund
Invesco Mid Cap Basic Value Fund
Invesco Select Equity Fund
Invesco Small Cap Equity Fund”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

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INVESCO TRIMARK LTD. Sub-Adviser
By:	/s/ Eric Adelson
	Name:	Eric Adelson
	Title:	Senior Vice President, Legal & Secretary

By:	/s/ Wayne Bolton
	Name:	Wayne Bolton
	Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ Karl G. Bayer /s/ Jens Langewand
	Name:	Karl G. Bayer Jens Langewand
	Title:	Managing Directors

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Michelle Moran
	Name:	Michelle Moran
	Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hagegawa
	Name:	Masakazu Hagegawa
	Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Robert Abes /s/ Ian Coltman
	Name:	Robert Abes Ian Coltman
	Title:	Director Head of Legal

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong /s/ Gracie Liu
	Name:	Anna Tong Gracie Liu
	Title:	Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kupor
	Name:	Jeffrey H. Kupor
	Title:	Secretary & General Counsel

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